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                                EXHIBIT 10.18

                      AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (the "Agreement") is made effective as of the 4th day of September, 1997 by and between David E. Webb (the "Employee") and CS Wireless Systems, Inc., a Delaware corporation having its principal place of business at 200 Chisholm Place, Suite 202, Plano, Texas 75075 (the "Company").

     WHEREAS, on or about April 2, 1997, Webb and the Company entered into that certain Employment Agreement ("the Agreement") providing for, INTER ALIA, the employment of Webb as President and Chief Executive Officer of the Company upon the terms and conditions set forth in the Agreement.

     WHEREAS, the Compensation Committee and the Board of Directors of the Company have reviewed the Base Salary (defined in the Agreement) payable to Webb pursuant to the Agreement and have resolved to increase the Base Salary.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, the receipt and sufficiency which is hereby acknowledged, Webb and the Company agree as follows:

     1. ADJUSTMENT TO BASE SALARY. Section 2.(a) of the Agreement is hereby modified to delete the existing text and substitute in lieu thereof the following:

       (a) BASE SALARY. During the Term of this Agreement (as defined below) the Company agrees to pay Employee the base annual salary ("Base Salary") in an amount equal to $225,000. Such Base Salary shall be reviewed no less frequently than annually during the Term and may be increased, but not decreased, by the Board of Directors. Such Base Salary shall be payable in accordance with the Company's normal business practices or in such other amounts and at such other times the parties may mutually agree.

     2. ENTIRE AGREEMENT; MODIFICATION. The terms of this Amendment and the Agreement constitute the entire Agreement between the parties regarding the subject matter described herein and in the Agreement. No modification to the Agreement or the Amendment shall be binding unless in writing and signed by Webb and the Company.

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                                  CS WIRELESS SYSTEMS, INC.


                                  By : /s/ Jared Abbruzzese
                                  --------------------------------
                                  Name:  Jared Abbruzzese
                                  Title: Chairman


                                  /s/  David E. Webb
                                  --------------------------------
                                  DAVID E. WEBB





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